Exhibit 99.3

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Special Meeting Proxy Card 123456 C0123456789 12345

A   Issues

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

	For	Against	Abstain

1. To adopt the Agreement and Plan of Merger, by and between
Regions Financial Corporation and AmSouth Bancorporation,
dated as of May 24, 2006, as it may be amended from time to
time, pursuant to which AmSouth Bancorporation will be merged with and into Regions Financial Corporation.

2. To approve the adjournment of the Regions special meeting, if necessary or appropriate, to solicit additional proxies.

The proxy holder may vote and otherwise represent the undersigned on any other matter which may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

The Notice of Meeting and the Joint Proxy Statement have been received by the undersigned.

B   Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If shares are held jointly, each holder must sign.

Please complete, date, sign and mail this proxy promptly in the enclosed postage-paid envelope.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

		/	/

■ 0 0 8 8 9 5 1	1 U P X	C O Y		+

Proxy - Regions Financial Corporation

P.O. Box 10247
Birmingham, Alabama 35202-0247
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Jackson W. Moore, Richard D. Horsley, and R. Alan Deer and each or any one of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each to represent and to vote, as designated on the reverse side, all the shares of common stock of Regions Financial Corporation ("Regions") held of record by the undersigned on August 14, 2006, at the special meeting of stockholders to be held October 3, 2006, or any adjournment thereof. This card also constitutes voting instructions for all shares beneficially owned and votable, if any, by the undersigned as a participant in the Computershare Investment Plan for Regions Financial Corporation, Regions 401(k) Plan, and/or Directors Stock Investment Plan and held of record by the administrators and trustees of such Plans.
Should the undersigned be present and elect to vote at the special meeting or at any adjournment thereof and after the notification to the secretary of Regions at the meeting of the stockholder’s decision to terminate this proxy, then this proxy shall be deemed terminated and of no further force and effect. This proxy may also be revoked by submission of a property executed subsequently dated proxy or by written notice to Regions for receipt prior to the special meeting.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.

•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Central Time, on October 2, 2006.
THANK YOU FOR VOTING